EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of HomeFed Corporation of our report dated April 4, 2014 relating to the consolidated and combined financial statements of Brooklyn Renaissance Holding Company LLC and Affiliated Entities.

/s/ Friedman LLP

New York, New York
August 13, 2014

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of HomeFed Corporation of our report dated April 4, 2014 relating to the consolidated financial statements of Brooklyn Renaissance Hotel LLC and Subsidiaries.

/s/ Friedman LLP

New York, New York
August 13, 2014